UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2019

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Charles Lindbergh Boulevard, Suite 206, Uniondale, New York 11553
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 228-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	VISI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01   Entry into a Material Definitive Agreement

On July 19, 2019, Volt Funding II, LLC, a wholly-owned special purpose subsidiary (the “Borrower”) of Volt Information Sciences, Inc. (the “Company”), entered into an amended and restated $115.0 million accounts receivable securitization program (the “Restated Securitization Program”) with certain lenders, letter of credit participants and letter of credit issuers (collectively, the “Lenders”) and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch (“DZ Bank”), as agent (in such capacity, the “Agent”).  The Restated Securitization Program amends the Borrower’s existing $115.0 million accounts receivable securitization program entered into on January 25, 2018 and previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 29, 2018 (the “Original Securitization Program”) to allow for inclusion of certain accounts receivable from originators in the United Kingdom, which adds an estimated additional $5.0 – 7.0 million in the Borrower’s borrowing availability.

In connection with the Original Securitization Program, the Borrower had entered into certain agreements, including (i) a Receivables Loan and Security Agreement, dated as of January 25, 2018 (and as subsequently amended on June 8, 2018, January 4, 2019, February 15, 2019, and June 4, 2019, the “RLSA”), among the Borrower, the Company, as initial servicer, the Lenders, the Agent, Autobahn Funding Company LLC and DZ Bank; (ii) a Receivables Purchase and Sale Agreement, dated as of January 25, 2018 (the “RPSA”), among the Borrower, certain of the Company’s wholly-owned United States subsidiaries and the Company; and (iii) a Limited Guaranty, dated as of January 25, 2018 (the “Limited Guaranty”), by the Company in favor of the Agent.  To implement the Restated Securitization Program, (a) each of the RLSA, the RPSA and the Limited Guaranty was amended and restated in its entirety as of July 19, 2019 (such agreements, as amended and restated, being referred to herein as the Amended and Restated RLSA, the Amended and Restated RPSA and the Amended and Restated Limited Guaranty, respectively), and (b) the Borrower, certain of the Company’s wholly-owned United Kingdom subsidiaries and the Company entered into a Receivables Purchase and Sale Agreement, dated as of July 19, 2019 (the “UK RPSA”).

Under the Restated Securitization Program, certain receivables of the Company are sold to the Borrower from time to time. To finance the purchase of such receivables, the Borrower may request, until January 25, 2021, that the Lenders make loans from time to time to the Borrower that are secured by liens on those receivables. Loans made under the Restated Securitization Program on or before January 25, 2021 will mature on July 25, 2021. All other material terms and conditions of the Original Securitization Program remain substantially unchanged.

The foregoing description is summary in nature and is qualified in its entirety by reference to the full text of the Amended and Restated RLSA, the Amended and Restated RPSA, the UK RPSA and the Amended and Restated Limited Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.          Description

10.1
Amended and Restated Receivables Loan and Security Agreement, dated as of July 19, 2019, by and among Volt Funding II, LLC, as borrower, Volt Information Sciences, Inc., as servicer, the lenders and letter of credit participants party thereto from time to time, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as agent, and Autobahn Funding Company LLC and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as letter of credit issuers.

10.2
Amended and Restated Receivables Purchase and Sale Agreement, dated as of July 19, 2019, among Volt Management Corp. and P/S Partner Solutions, Ltd., as originators, Volt Information Sciences, Inc. and Volt Funding II, LLC, as buyer.

10.3*
Receivables Purchase and Sale Agreement, dated as of July 19, 2019, among Volt Consulting Group Limited and Volt Europe Limited, as originators, Volt Information Sciences, Inc. and Volt Funding II, LLC, as buyer.

10.4
Amended and Restated Limited Guaranty, dated as of July 19, 2019, by Volt Information Sciences, Inc. in favor of DZ BANK AG Deutsche Zentral- Genossenschaftsbank, Frankfurt Am Main, New York Branch, as agent.

________________________
* Certain portions of this exhibit have been redacted to preserve confidentiality. The registrant hereby undertakes to provide further information regarding such redacted information to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: July 24, 2019	By:	/s/ Nancy Avedissian
Nancy Avedissian
Senior Vice President, General Counsel and Corporate Secretary